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                                                                   EXHIBIT 23.13

                         Consent of AIIM International

We consent to the use of data provided by us regarding the size of the document imaging management market (as attached) in the Registration Statement (Form S-1; File No. 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 under the Securities Act of 1933, as amended, and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.


City, State:  Silver Spring, MD             Name: Priscilla Emery
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Date:  May 1, 1998                          Signature: /s/ Priscilla Emery
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